UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2016

Commission File Number:  000-28311

Sibling Group Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Texas
(State or other jurisdiction of incorporation or organization)
760270334
(IRS Employer Identification No.)

7380 W. Sand Lake Road, Suite 500, Orlando, Florida 32819
(Address of principal executive offices)

(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2016, Sibling Group Holdings, Inc. (the "Company") and Hong Tu (the "Lender") entered into a Bridge Loan Agreement in the principal amount of $100,000 (the "Note"). A copy of the Note is attached hereto as Exhibit 10.1. The Company shall use the proceeds of the Bridge Loan as operating capital to conduct its business. Funding becomes available effective immediately and the Note shall be due and payable in full, on or before June 30, 2016 or no later than 30 days after the Company receives anticipated financing of at least US $1.0 million.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sibling Group Holdings, Inc.

Date:   March 7, 2016
By:	/s/ Dave Saba

Name: Dave Saba
Title: Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Bridge Loan Agreement, Sibling Group Holdings and Hong Tu, dated March 3, 2016